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Farm Bureau Life letterhead



April 28, 1999



Board of Directors
Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa  50266

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 filed by Farm Bureau Life Insurance Company and Farm Bureau Life Annuity Account II with the Securities and Exchange Commission.

Very truly yours,

/s/ Stephen M. Morain

Stephen M. Morain
Senior Vice President & General Counsel